Exhibit 1.1

CLEAN ENERGY FUELS CORP.

$110,000,000
Common Stock
($0.0001 par value)

Amended and Restated Equity Distribution Agreement

September 9, 2016

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Ladies and Gentlemen:

This Amended and Restated Equity Distribution Agreement, dated as of September 9, 2016, amends and restates the Equity Distribution Agreement dated as of November 11, 2015 (the “Original Agreement”), by and between Clean Energy Fuels Corp., a corporation organized under the laws of Delaware, (the “Company”) and Citigroup Global Markets Inc. (the “Manager”).  The Company and the Manager confirm their agreement (this “Agreement”) as follows:

1.                                      Description of Shares.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, $0.0001 par value (“Common Stock”), having an aggregate gross sales price of up to $110,000,000, inclusive of amounts previously sold pursuant to the Original Agreement, (the “Shares”), from time to time, during the term of this Agreement and on the terms set forth in Section 3 of this Agreement.  For purposes of selling the Shares through the Manager, the Company hereby confirms the appointment of the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement, and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.  The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.  Certain terms used herein are defined in Section 20 hereof.

2.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                                 The Company meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a registration statement (File Number 333-206121) on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares.  Such

Registration Statement, including the Base Prospectus and any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective.  The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b).  As filed, the Prospectus contains all information required by the Securities Act and the rules thereunder and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made.  The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable.  After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)                                  On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7(b) hereof.

(d)                                 At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Manager consists of the information described as such in Section 7(b) hereof.

(e)                                  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                   The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(g)                                  Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing would not, individually or in the aggregate, result or reasonably be expected to result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(h)                                 The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined by Rule 1-02 of Regulation S-X).

(i)                                     All the outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any material security, interest, claim, lien or encumbrance.

(j)                                    The Company’s authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the heading “Description of Securities We May Offer—Description of Common Shares” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects..

(l)                                     This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(n)                                 The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(o)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, such as may be required under the blue sky laws of any jurisdiction in which the Shares are offered and sold.

(p)                                 None of the execution and delivery of this Agreement, the issuance and sale of the Shares, the consummation of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon, any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter, bylaws or comparable constituting documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except , with respect to clauses (ii) and (iii) only, for such breaches, violations or impositions of liens, charges or encumbrances as would not, individually or in the aggregate, result or reasonably be expected to result in a Material Adverse Effect or to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(q)                                 Except as otherwise stated in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company that have not been validly waived in writing.

(r)                                    The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X, have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and fairly present in all material respects, on the basis stated in the Registration Statement, the Prospectus and the information included or incorporated by reference therein.

(s)                                   No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that, individually or in the aggregate (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

Neither the Company nor any subsidiary has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Company and its subsidiaries, taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement and the Prospectus or (iii) any dividend or distribution of any kind, other than dividends or distributions from any subsidiary of the Company to another subsidiary or the Company, declared, paid or made on the security interests of the Company or its subsidiaries, in each case other than as set forth in the Registration Statement and the Prospectus.

(t)                                    Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(u)                                 Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or comparable constituting documents, in each case, as amended, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii) for such violations or defaults as would not, individually or in the aggregate, result or would not reasonably be expected to result in a Material Adverse Effect.

(v)                                 KPMG, LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act.

(w)                               There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares.

(x)                                 The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or except in any case in which the nonpayment of which (including after giving effect to any assessments, fines or penalties that may be levied against the Company)  would not have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

(y)                                 No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

(z)                                  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

(aa)                          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

(bb)                          The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

(cc)                            The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.  As of the last date of the most recent fiscal quarter for which the Company has filed a quarterly or annual report with the Commission, the Company and its subsidiaries’ internal controls over financial reporting were effective and the Company and its subsidiaries were not aware of any material weakness in their internal control over financial reporting.  Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected the Company’s internal control over financial reporting.

(dd)                          The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) and such disclosure controls and procedures were effective as of the last date of the most recent fiscal quarter for which the Company has filed a quarterly or annual report with the Commission.

(ee)                            The Company has not taken, directly or indirectly, any action designed to or that has constituted, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ff)                              The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).  Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(gg)                            In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto).

(hh)                          None of the following events has occurred or exists:  (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that would have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(ii)                                  The Company is not aware of any failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(jj)                                Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(kk)                          The operations of the Company and its subsidiaries are conducted in compliance with applicable financial recordkeeping and reporting requirements, money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)                                  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(mm)                  Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, except for a Sanctioned Person or Sanctioned Country that is, at the time of such future engagement in dealings or transactions by the Company, no longer a Sanctioned Person or Sanctioned Country, as the case may be.

(nn)                          The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(oo)                          Except pursuant to this Agreement, the Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act.

(pp)                          Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

3.                                      Sale and Delivery of Shares.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to continue to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)                                     The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the Nasdaq Global Select Market (“Nasdaq”), (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.  Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day.  The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 3(a) on the Nasdaq at the time of sale of such Shares.

(ii)                                  The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

(iii)                               The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing.  The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)                              The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a prospectus to Nasdaq in accordance with Rule 153 (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.

(v)                                 The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be 2% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below.  The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement.  The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)                              The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on Nasdaq each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company and the compensation payable by the Company to the Manager with respect to such sales.  Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)                           Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”).  On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company.  If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.  If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii)                        At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(x)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date.  Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 If the Company wishes to issue and sell the Shares pursuant to this Agreement other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms

Agreement setting forth the terms of such Placement.  The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement.  In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)                                  Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager.  The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares and the time, date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)                                 Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e)                                  If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)                                   Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(g) hereof, at any time from and including the date on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g)                                  If the Company wishes to offer or sell Shares at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Manager (with a copy to counsel to the Manager) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager and, prior to its filing, obtain the consent of the Manager to such filing (which consent shall not be unreasonably withheld), (iii) provide the Manager with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Sections 4(k), (l), (m) and (n), respectively, hereof, (iv) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(o) hereof prior to filing such Earnings 8-K and (v) file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 3(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Sections 4(k), (l), (m) and (n), respectively, hereof, and (B) this Section 3(g) shall in no way affect or limit the operation of clause (i) in Section 3(f), which shall have independent application.

4.                                      Agreements.  The Company agrees with the Manager that:

(a)                                 During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement (other than any documents incorporated by reference and any amendment or supplement which does not relate to the sale of the Shares) unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects.  The Company has properly completed the Prospectus, in a form approved by the Manager, has filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time, will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, will file such supplement with the Commission pursuant to the applicable paragraph of

Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing.  The Company will promptly advise the Manager:  (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement (other than documents incorporated by reference) shall have been filed or become effective; (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)                                  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it should be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Securities Act, the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company will (i) promptly notify the Manager of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment, supplement or new registration statement, which will correct such statement or omission or effect such compliance; (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and; (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)                                 As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of Rule 158 under the Securities Act.

(e)                                  The Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as the Manager may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                                   The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)                                  The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto.  Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of capital stock of the Company or any securities convertible into, or exercisable, or exchangeable for, shares of capital stock of the Company (other than the Securities); or publicly announce an intention to effect any such transaction without (i) giving the Manager prior written notice as soon as reasonably practicable but in no event less than three (3) Business Day prior thereto specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending actions under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that (A) the Company may file one or more registration statements on Form S-8, (B) maintain and supplement its existing resale registration statements on Form S-3 in accordance with its existing contractual obligations,(C) the Company may issue and sell Common Stock or securities convertible into or exchange for Common Stock (I) pursuant to this Agreement or any Terms Agreement, any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Registration Statement and the Prospectus and in effect at the Execution Time or (II) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and described in the Registration Statement and the Prospectus and (D) the Company may offer, issue and sell shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, Common Stock in connection with any acquisition or strategic investment (including any joint venture or partnership) as long as (x) the aggregate number of Shares issued and issuable does not exceed 10% of the number of Shares outstanding as of the date of this Agreement and (y) in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(h).

(i)                                     The Company will not (i) take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)                                    The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)                                 Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares or an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein), (ii) the Company files an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K containing financial information (other than information that is “furnished”), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(d) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l)                                     At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Morrison & Foerster LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m)                             At each Representation Date, Gibson, Dunn & Crutcher LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n)                                 Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Company shall cause KPMG, LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o)                                 Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company.  The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request.

(p)                                 The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)                                 The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(r)                                    If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(h) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(s)                                   Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t)                                    The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement.  The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on Nasdaq and to maintain such listing.

(u)                                 During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)                                 The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w)                               The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x)                                 The Company will comply with all applicable securities and other laws, rules and regulations, including without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

5.                                      Payment of Expenses.  The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on Nasdaq; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Manager, including the reasonable fees, disbursements and expenses of counsel for the Manager in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.                                      Conditions to the Obligations of the Manager.  The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery (except to the extent such representations and warranties expressly relate to a specific earlier date (in which case such representations and warranties shall be true and correct as of such specified earlier date)), (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto required by Rule 424 to be filed with the Commission, have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused the Company Counsel, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect set forth in Annex B.

(c)                                  The Manager shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Manager, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)                                 The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date (except to the extent such representations and warranties expressly relate to a specific earlier date (in which case such representations and warranties shall be true and correct as of such specified earlier date)) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus, there has been no Material Adverse Effect except as set forth in or contemplated in the Registration Statement and the Prospectus.

(e)                                  The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(n) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters, dated as of such date, in form and substance satisfactory to the Manager, substantially in the form of Annex C hereto, and confirming that they are independent accountants within the meaning of the Securities Act, the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus in accordance with Statement on Auditing Standards No. 100.

(f)                                   Subsequent to the respective dates as of which information is disclosed in the Registration Statement and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any Material Adverse Effect, except as set forth in or contemplated in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof)and the Prospectus (exclusive of any amendment or supplement thereto).

(g)                                  Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

(h)                                 Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)                                     FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j)                                    The Shares shall have been listed and admitted and authorized for trading on Nasdaq, and satisfactory evidence of such actions shall have been provided to the Manager.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be cancelled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Gibson, Dunn & Crutcher LLP, counsel for the Manager, at 3161 Michelson Drive, #1200, Irvine, California 92612, on each such date as provided in this Agreement.

7.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees, affiliates and agents of the Manager and each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement the Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which the Manager may otherwise have.  The Company acknowledges that the name and contact information of the Manager in the Prospectus Supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the Manager for inclusion in the Prospectus Supplement or the Prospectus.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d)                                 In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the Shares.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall the Manager be required to contribute any amount in excess of the amount by which the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Manager hereunder exceeds the amount of any damages that the Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person who controls the Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.                                      Termination.

(a)                                 The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time.  Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                                  In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination by the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                      Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company indemnified persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel, facsimile number: +1 (646) 291-1469; or, if sent to the Company, will be mailed, delivered or telefaxed to Clean Energy Fuels Corp. at 4674 MacArthur Court, Suite 800, Newport Beach, California 92660, Attention: Legal Department, facsimile number: +1 (949) 424-8285.

11.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12.                               No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.                               Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by the Manager, the directors, officers, employees, affiliates and agents of the Manager, or by any person who controls the Manager, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company hereby appoints Robert M. Vreeland, Chief Financial Officer, Clean Energy Fuels Corp., 4675 MacArthur Court, Suite 800, Newport Beach, California 92660 as its

authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by the Manager, the directors, officers, employees, affiliates and agents of the Manager, or by any person who controls the Manager, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Manager, the directors, officers, employees, affiliates and agents of the Manager, or by any person who controls the Manager, in any court of competent jurisdiction in Delaware.

14.                               Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

15.                               Applicable Law.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16.                               Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17.                               Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waivers and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

18.                               Amendment.  This Agreement may be amended only with the written approval of both the Company and the Manager.

19.                               Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

21.                               Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the public offering price of Shares sold at the relevant Applicable Time.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and the Base Prospectus, as amended on each Effective Date, including any information deemed to be a part of such Registration Statement on each Effective Date pursuant to Rule 430B and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 153,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent an amendment and restatement of the binding agreement between the Company and the Manager.

Very truly yours,

Clean Energy Fuels Corp.

By:
Name:
Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

[Significant Subsidiaries of the Company]	ANNEX A

Significant Subsidiaries

Clean Energy

Clean Energy Compression Corp.

Clean Energy Renewable Fuels, LLC

[Form of Opinion of Company Counsel]	ANNEX B

See attached.

[Form of KPMG Comfort Letter]	ANNEX C

See attached.

[Form of Terms Agreement]	ANNEX I

CLEAN ENERGY FUELS CORP.

Common Stock

TERMS AGREEMENT

         , 20

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Dear Sirs:

Clean Energy Fuels Corp. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Amended and Restated Equity Distribution Agreement, dated [date], 20   (the “Equity Distribution Agreement”), between the Company and Citigroup Global Markets Inc., to issue and sell to Citigroup Global Markets Inc. the securities specified in the Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to Citigroup Global Markets Inc. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].

[Citigroup Global Markets Inc. shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by Citigroup Global Markets Inc. to the Company for the Purchased Shares.  This option may be exercised by Citigroup Global Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Citigroup Global Markets Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Citigroup Global Markets Inc. and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

Clean Energy Fuels Corp.

By:
Name:
Title:

ACCEPTED as of the date
first written above.

Citigroup Global Markets Inc.

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.0001 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by Citigroup Global Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)   The opinion referred to in Section 4(l).

(2)   The opinion referred to in Section 4(m).

(3)   The accountants’ letter referred to in Section 4(n).

(4)   The officers’ certificate referred to in Section 4(k).

(5)   Such other documents as the Manager shall reasonably request.